                                                                   Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of
Oriental Financial Group Inc.
San Juan, Puerto Rico

         We consent to the incorporation by reference in this Pre-effective Amendment No. 1 to Registration Statement No. 333-108401 of Oriental Financial Group Inc. on Form S-3 of our report dated August 2, 2002, except for Note 18, as to which the date is August 25, 2003, relating to the consolidated financial statements of Oriental Financial Group Inc. as of June 30, 2002 and for the year then ended (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the reclassifications in the segment reporting note to the 2001 and 2000 consolidated financial statements to give retroactive effect to the Group's change in reportable segments) appearing on Form 8-K of Oriental Financial Group Inc. dated August 27, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/S/DELOITTE & TOUCHE LLP
------------------------------------
San Juan, Puerto Rico
September 8, 2003

Stamp No. 1924244
affixed to original.